POWER OF ATTORNEY
      With respect to holdings of and transactions in securities issued by Oscar Health, Inc. (the "Company"), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact to:
1.	execute for and on behalf of the undersigned, Schedules 13D
and 13G in accordance with Section 13 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and
the rules thereunder, and Forms 3, 4, and 5 in accordance
with Section 16 of the Exchange Act and the rules
thereunder.
2.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete
and execute any such Schedule 13D or 13G or Form 3, 4, or
5, complete and execute any amendment or amendments
thereto, and timely file such schedule or form with the SEC
and any stock exchange or similar authority; and
3.	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-
in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney- in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of March, 2021. /s/Alessandrea Quane
Alessandrea Quane


Schedule A
Individuals Appointed as Attorney-in-Fact with Full Power of
Substitution and Resubstitution
R. Scott Blackley
Ranmali Bopitiya
Melissa Curtin
Allein Sabel
Mario Schlosser